Exhibit 10.59

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT (as amended, modified or supplemented from time to time, “Agreement”), dated as of the 15th day of February, 2017, by and between (i) EAGLEBANK (the “Lender”), and (ii) COMSTOCK SIXTH STREET, LLC, a Virginia limited liability company (the “Borrower”), recites and provides:

RECITALS:

R-1. The Borrower has acquired a certain development site consisting of 14 recorded townhouse lots (Lots 907-920 inclusive) being a part of land consisting of approximately 0.58 acres located at 4815 Sixth Street, N.E., Washington, D.C., as more particularly described on Exhibit A attached hereto (the “Property”), on which the Borrower intends to develop the first phase of a project known as Townes at Totten Mews, for construction of 14 townhouses (singularly a “Unit” and if referring to more than one, the “Units”) of which 12 are to be market rate Units (the “Market Rate Units” and 2 are intended to qualify as affordable dwelling units (“ADU”) (the “ADU Units”) (the construction of such 14 Units, the “Project”).

R-2. Subject to the terms of this Agreement, the Lender agrees to make a non-revolving construction loan (the “Loan”) to the Borrower, as more particularly described in Section One below, for the purpose of financing the construction of the Units. The Loan will be secured by a first lien deed of trust, security agreement and fixture filing on the Property.

R-3. The Lender and the Borrower agree that the Loan will be made and advanced upon and subject to the terms, covenants and conditions set forth in this Agreement.

AGREEMENT

ACCORDINGLY, for and in consideration of the foregoing Recitals which are a material part of this Agreement and not mere prefatory language, and of the mutual covenants and conditions set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

SECTION ONE

THE LOAN

1.1 Amount. The maximum principal amount that may be advanced under the Loan shall not exceed the lesser of (i) Four Million Eight Hundred Sixty Thousand and No/100 Dollars ($4,860,000.00), or (ii) sixty percent (60%) of the “as complete” value of each Unit pursuant to the Appraisal (hereinafter defined) and any appraisals which may be engaged by the Lender from time to time subsequent to the date hereof, or (iii) sixty-seven percent (67%) of costs of the Project as approved by the Lender, or (iv) an aggregate amount not in excess of Three Hundred Forty-Seven Thousand One Hundred Forty-Three and No/100 Dollars ($347,143.00) per Unit on average. The Loan will be evidenced by a Non-Revolving Construction Loan Promissory Note made by the Borrower payable to the order of the Lender (as the same may be amended, renewed, restated, supplemented or substituted from time to time, the “Note”) which shall be governed by Maryland law.

1.2 Purpose. The Borrower will use the Loan proceeds for the purpose of building (the “Construction”) the Units in accordance with a schedule and a budget therefor which shall have been approved by the Lender in advance and in accordance with plans and specifications (the “Plans and Specifications”) to be submitted to and approved by the Lender and its construction consultant, and with advances to be made as the work progresses, all as set forth in this Agreement. The overall Construction budget shall include and be consistent with the total costs per type of Unit that are to be set forth on Exhibit B (the “Unit Costs Budget”), which shall be agreed by the parties and attached hereto prior to and as a condition of the first advance of Loan proceeds.

1.3 Guarantor. Christopher Clemente (“Individual Guarantor”) and Comstock Development Services LC, a Virginia limited liability company (“Entity Guarantor” and, together with the Individual Guarantor, collectively the “Guarantor”) shall guarantee the payment and performance of the Borrower’s obligations, covenants and agreements under the Loan, as evidenced by the Guaranty and Security Agreement executed of even date herewith.

1.4 Term. The Note shall mature upon the earlier of (i) twenty-four (24) months after the date of closing on the Loan or (ii) the occurrence of a Transfer (as defined in Section 5.15 hereof) (the “Maturity”). It is acknowledged and agreed that notwithstanding any provisions herein, the Borrower has not applied for, nor has the Lender made any commitment with respect to, any extension of such Maturity. Upon any application for an extension, any approval of an extension on any terms would be contingent upon the usual and customary underwriting procedures of EagleBank, including without limitation, the approval of the loan committee of EagleBank.

1.5. Interest Rate. (a) Commencing on the closing of the Loan and continuing until Maturity the unpaid principal balance of the Note outstanding from time to time shall bear interest and be payable at the floating rate equal to three and one-half percent (3.5%) above LIBOR (hereinafter defined), rounded upwards, if necessary, to the nearest one-one hundredth of one percent (0.010%). Notwithstanding the above, in no event shall the Note bear interest at any time at a rate below the floor interest rate of four and three-quarters percent (4.75%) per annum (the “Interest Rate Floor”).

(b) As used herein:

(i)	“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the State of Maryland are authorized or required by law to close,

(ii)	“LIBOR” means the rate per annum determined pursuant to the following formula:

LIBOR = Base Libor

100% - LIBOR Reserve Percentage

(iii)	“Base LIBOR” means the rate of interest per annum determined by the Lender based on the rate for United States dollar deposits for delivery of funds for one (1) month as reported in the Wall Street Journal two (2) London Banking Days prior to the first day of the calendar month for which such rate is being determined, as the “London Interbank Offered Rate – 1-Month LIBOR (LIBOR 1 (ICE LIBOR))” or if not so reported, then as determined by the Lender from another recognized source of interbank quotation. If such day is not a London Banking Day, the LIBOR Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Lender cannot determine the offered rate by the ICE Benchmark Administration, the Lender may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by the banks that had been included in the most recently comprised LIBOR Rate, for deposits in comparable amounts and maturities.

(iv)	“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the term of the Note.

(v)	“London Banking Day” means any day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

(vi)	If the LIBOR Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero.

1.6 Interest Reserve. From the proceeds of the Loan, in addition to amounts reserved for advances for Construction, the amount of Eighty-Four Thousand Twenty-Four and No/100 Dollars ($84,024.00) shall not be disbursed but shall be reserved by the Lender for the payment of interest on the Loan (the “Interest Reserve”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Interest Reserve if any Event of Default shall have occurred, and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Note to pay interest as provided in the Note. Each disbursement from the Interest Reserve shall constitute a disbursement of principal of the Loan and shall be added to the then outstanding principal balance of the Loan.

1.7 Fees. The Borrower shall pay to the Lender a fee for the Loan in the amount of one-half of one percent (0.5%) of the Loan amount ($24,300), payable upon closing the Loan. The Lender acknowledges receipt from the Borrower of Ten Thousand and No/100 Dollars ($10,000.00), for application to the Lender’s third-party costs incurred in connection with the Loan (including without limitation fees of appraisers, consultants and legal counsel), any unused balance of which may be applied to the foregoing Loan fee.

1.8 Collateral. The Loan shall be secured by, among other things, the following:

(i)	A first lien deed of trust, security agreement and fixture filing (as the same may be amended, restated, supplemented or substituted, the “Deed of Trust”) on the Property;

(ii)	An assignment of Leases and Rents on the Property (as the same may be amended, restated, supplemented or substituted, the “Leases Assignment”);

(iii)	An assignment of sales contracts and deposits with respect to the Property (the “Contracts Assignment”);

(iv)	Assignments of all Construction documents including, without limitation, plans and specifications, permits, architect’s contracts, engineering contracts, and Construction contracts (the “Documents Assignment”);

(v)	Consents to Assignment executed by each of the general contractor, architect and project engineer for each of the Development and the Construction (the “Consents”);

(vi)	An Environmental Indemnity Agreement made by the Borrower and the Guarantor for the benefit of the Lender (as the same may be amended, restated, supplemented or substituted, the “Environmental Indemnity”);

(vii)	Such UCC-1 Financing Statements as the Lender may determine to be necessary or desirable including, without limitation, a UCC-1 to perfect the security agreement contained in the Guaranty.

1.9 Equity Requirement. As a condition of the Loan, as of the closing of the Loan the Borrower shall have made an equity investment in the Property in the form of cash in an amount not less than thirty-three percent (33%) of the Lender-approved Project budget (the “Minimum Equity”). The Borrower’s equity shall consist of acquisition, closing and Lender-approved soft costs, and the Borrower shall have provided full documentation supporting such investment to the Lender which shall be satisfactory to the Lender in all respects. As of the date of this Agreement, Lender confirms that Borrower has met the Minimum Equity requirement.

1.10 Loan Advances. Subject to the conditions set forth in this Agreement, the Lender’s obligation to fund advances of the Loan is additionally subject to the following:

(i)	From and after the Borrower having satisfied the Minimum Equity requirement, the Lender shall advance the Loan proceeds based upon approved monthly draw requests in accordance with the final Lender-approved Construction budget and in accordance with the terms and conditions of this Agreement.

(ii)	The Lender’s obligation to make any advances for Construction shall also be conditioned upon the Lender having received all of the following which shall be in a customary form and substance and in all respects reasonably satisfactory to the Lender and at no cost to the Lender: (a) contract with the general contractor for the Project (“General Contractor’s Contract”); (b) an assignment of the General Contractor’s Contract from the Borrower to the Lender; (c) Architect’s contract and Consent to assignment thereof executed by the Project architect; (d) Project engineer’s contract and Consent to Assignment thereof executed by the Project engineer; (e) final Construction budget; (f) final construction schedule in detail (the “Construction Schedule”); (g) final permit drawings for the Project and each constituent component thereof as submitted to and approved by the District of Columbia, two (2) sets of which shall be delivered to the Lender; (h) Consent to Assignment executed by the general contractor; (i) building permit(s) for the Project based upon final permit drawings; (j) contracts with all Major Subcontractors (hereinafter defined); (k) intentionally deleted; (l) Lender’s construction consultant/engineer’s cost verification report / front-end analysis; (m) copies of final site plan approval for the Property together with all other required approvals and evidence that the Townes at Totten Mews project is PUD-approved and fully entitled for no less than 40 townhouse units, and (n) any other material contracts, documents or government-issued permits necessary for Construction of the Project and not required (or waived by the Lender) as conditions for closing the Loan or requested by the Lender or its construction consultant or inspecting engineer in connection with the Construction. All of the foregoing items are herein for convenience called the “Required Construction Documents”.

(iii)	The term “Major Subcontractors” are those with contracts for the following components of construction: (a) sheeting and shoring, (b) concrete, (c) masonry, (d) waterproofing and roofing, (e) drywall, (f) windows and metal panels, (g) plumbing, (h) mechanical, (i) electrical, (j) fire protection, and (k) elevators, if any within any Unit.

1.11 Deposit Relationship. As a condition of the Loan, the Borrower shall establish its primary operating account and an escrow deposit account (for deposits under sales contracts) with the Lender and shall maintain such accounts with the Lender throughout the term of the Loan. In addition, the Borrower and/or any related entities shall maintain a minimum monthly average aggregate deposit balance with the Lender of not less than ten percent (10%) of the aggregate outstanding principal balance of the Loan and all other loans outstanding from the Lender to affiliates or related entities of Borrower (“Compensating Balances”), tested quarterly, with the first test period being January 1 to March 31, 2017. Such deposits shall be held in demand deposits or money market accounts. If at any time under any of the Loan Documents the Lender is collecting deposits for the payment of insurance premiums and/or real estate taxes, the amount(s) on deposit, to the extent unapplied as of the date of any such quarterly test, shall be counted toward the foregoing deposit balance requirements. The foregoing deposit balance requirement is in addition to any deposit balance requirement under the terms of the loan documents for any other loan or loans by the Lender to the Borrower, any affiliate(s) of the Borrower. The failure to comply with the foregoing deposit balance requirements shall not constitute a default under the Loan; however, interest shall accrue on all amounts outstanding under the Loan at one-quarter of one percent (0.25%) plus the rate of interest then payable under the Note (and the Interest Rate Floor shall also increase by one-quarter of one percent (0.25%)) from the date of such failure until such time as the deposit balance requirement is satisfied at the next quarterly test.

1.12 Release Provisions. The Deed of Trust shall contain the following provision for release of Units from the lien thereof:

“Provided that the Grantor requests the release of one of the Units from the lien of this Deed of Trust prior to the repayment in full of the Loan, and provided that the sales contract with respect to such Unit is in the form approved by the Beneficiary and at a minimum price satisfactory to the Beneficiary in its discretion, then the Beneficiary agrees to release the lien of this Deed of Trust with respect to any one of the Units, upon Grantor’s written request, upon the following terms and conditions:

(a)	With respect to any completed Unit, payment of a Release Payment for each Unit to be released equal to (i) $108,086.00 per Unit plus (ii) one hundred percent (100%) of the total hard and soft costs advanced from the Loan for Construction of the Unit.

The Release Payment will be applied by the Lender first to the costs advanced from the Loan for Construction of the Unit and the remainder will be applied to the outstanding principal balance of the Loan.

(b)	No Event of Default shall then exist and be continuing;

(c)	The Grantor pays all fees, costs, charges and expenses (including without limitation reasonable attorneys’ fees) relating to the preparation, execution and recordation of any document required in connection with any such partial release; and

(d)	The Grantor pays a fee in the amount of One Hundred and No/100 Dollars ($100.00) for processing the request for release (“Processing Fee”); provided, however, that the Processing Fee will be waived in the event the purchaser under the sales contract acquires the Unit using EagleBank as its mortgage lender for the purchase money of the Unit.

Notwithstanding the foregoing, no release price shall be payable for the release of streets or roadways, or storm water maintenance or other public facilities, that are to be dedicated to the District of Columbia for public maintenance, provided the same are in accordance with a site plan that shall have been approved by the Beneficiary.”

1.13 Home Owners Association. In the event the Borrower intends to establish a home owners association for the Project (whether separately or together with the balance of the Townes at Totten Mews project), the organizational and governing documents, and all rules and regulations related thereto, shall be subject to the Lender’s prior written approval.

1.14 Bonding Project Facilities. Any bonding, letters of credit or other surety required to be posted or placed to secure completion of any Project facilities or infrastructure shall be obtained by the Borrower from third-party providers, and the Property shall not be further encumbered to secure any such bonding, any letters of credit or any other third-party surety or debt. As of the date of this Agreement, Borrower represents and warrants to Lender that there are no bonding or surety requirements of any material amount that are required in connection with the Project.

1.15 Inclusionary Zoning Covenant. It is understood that the Property is located in a zoning district that is subject to the Inclusionary Zoning Program under applicable District of Columbia zoning law, and that the applicable authorities require the recordation of an Inclusionary Development Covenant (“IZ Covenant”) to set forth of record the terms, restrictions and conditions upon which the owner of the Property may construct, maintain, rent and sell the ADU Units. The Lender has reviewed and approved the form of IZ Covenant that has been submitted to and approved by the D.C. Zoning Administrator. Promptly upon signature of the IZ Covenant by the applicable District of Columbia zoning authorities, the Borrower shall cause the IZ Covenant to be recorded among the Land Records of the District of Columbia and shall provide the Lender and its counsel with executed and recorded copies thereof. The IZ Covenant shall be a permitted exception to title.

SECTION TWO

PAYMENTS, COMPUTATIONS, FEES, CHARGES AND PROTECTIVE ADVANCES

2.1 Payments. All payments due with respect to this Agreement or the Loan shall be made in immediately available funds to the Lender at such place as designated by the Lender from time to time. The Lender is authorized, but shall be under no obligation, to charge any deposit account maintained by the Borrower with the Lender or any affiliate of the Lender for any payments due to the Lender with respect to this Agreement or the Loan. Payments shall be applied, at Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third, to late charges, if any; (iv) fourth, to reasonable attorneys’ fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand counterclaim, deduction, abatement, defense, or recoupment, each of which the Borrower hereby waives.

2.2 Late Charges. If any payment due under the Note is not made within ten (10) days of its due date, the Borrower shall pay to the Lender upon demand (which may be in the form of the usual monthly billing or invoice) a late charge equal to five percent (5%) of the amount of such payment.

2.3. Default Rate. After an Event of Default (hereinafter defined), the interest which accrues on the Note shall be increased to the Default Rate (as defined in the Note).

2.4 Computations. Interest and fees on the Loan shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

2.5 Prepayment. The Borrower may prepay the Note in whole or in part without premium or penalty at any time upon ten (10) days prior written notice to the Lender. Partial prepayments shall be applied to installments of principal in their inverse order of maturity, if applicable. Amounts prepaid under the Note may not be re-borrowed.

2.6 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of the Borrower to the Lender arising out of or in connection with the Note or any of the other Loan Documents.

SECTION THREE

CONDITIONS

3.1 Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to Lender closing on the Loan.

(a) Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Note, the Guaranty, the Deed of Trust, the Leases Assignment, the Account Assignment, the Contracts Assignment, the Documents Assignment, the Consents, the Environmental Indemnity and UCC-1 Financing Statements, all as Lender may require (collectively, together with any other documents executed and delivered in connection with the Indebtedness, the “Loan Documents”).

(b) Organizational Documents. The Borrower shall supply to the Lender: (i) a currently certified copy of its Articles of Organization/Articles of Incorporation and all amendments thereto; (ii) evidence satisfactory to the Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party; and (iv) certified copies of its Operating Agreement/Bylaws and all amendments thereto. The Articles of Organization and the Operating Agreement of Borrower and each entity comprising the Borrower shall not be amended, changed or modified in any respect without prior written consent of the Lender. In addition, Borrower shall cause Entity Guarantor to supply, to the extent it has not previously done so in any prior transaction with the Lender: (i) a currently certified copy of its Articles of Organization/Articles of Incorporation and all amendments thereto; (ii) evidence that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and a certificate of incumbency; and (iv) certified copies of its By-Laws or Operating Agreement and all amendments thereto. The organizational documents of Entity Guarantor shall not be amended, changed or modified in any respect without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) Opinion. Receipt by the Lender of the opinion(s) of the counsel for Borrower and the Guarantor, in form and content satisfactory to the Lender, in its sole, but reasonable, discretion.

(d) Insurance. Receipt by the Lender of certificate(s) of insurance to evidence a fully paid policy or policies of comprehensive public liability insurance naming Lender as an additional insured thereunder in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate with not less than One Million and No/100 Dollars ($1,000.000.00) per occurrence; in any event, the amount of all insurance shall be sufficient to prevent any co-insurance contribution on any loss, with each policy providing for a thirty (30) day prior written notice of cancellation, amendment or alteration.

(e) Operating Account. The Borrower shall have established its primary operating account with the Lender.

(f) Financing Statements. The financing statements necessary to perfect the Lender’s security interest in the personal property subject to the Deed of Trust, and in any other collateral requiring the filing of a financing statement for perfection of a lien thereon, shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated or the Lender shall be reasonably satisfied that such terminations are forthcoming, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to the Lender.

(g) Property Documents. The Lender shall have received and approved in its sole discretion, the following:

(1) Appraisals. An appraisal of the Property, prepared by an appraiser acceptable to the Lender, in form and content acceptable to the Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by the Lender, in its sole, absolute, nonreviewable discretion, reflecting an “as complete” value satisfactory to the Lender (the “Appraisal”);

(2) Title Insurance. A commitment for title insurance (the “Title Commitment”) insuring the first priority lien of the Deed of Trust in the amount of the Note, containing no exceptions unacceptable to the Lender, issued in the name of the Lender by a title company acceptable to the Lender and in an amount equal to the principal amount of the Note. The Title Commitment and the title policy issued pursuant thereto (the “Title Policy”) shall reflect that all requirements for issuance of the Title Policy have been satisfied, and shall contain such other endorsements or coverages as the Lender may require.

(3) Survey. A current survey and legal description of the Property satisfactory to the Lender from a registered land surveyor of the District of Columbia, which survey shall show all easements, rights of way and other matters of record, shall locate all existing improvements on the Property, shall contain metes and bounds descriptions of each applicable constituent portion of the Property acceptable to the Lender and its counsel, shall generally show a state of facts acceptable to the Lender, and shall contain a surveyor’s certificate satisfactory to the Lender.

(4) Subdivision Plat. Recordation of a subdivision plat, or such other evidence as the Lender requires to evidence that the Units can lawfully be separately conveyed, which plat or other evidence shall have been approved by the Lender and its construction consultant.

(5) Site Plan Approval. Evidence reasonably satisfactory to the Lender that a site plan for development of the Property has been approved by all necessary governmental authorities.

(6) Environmental Report. A Phase I Environmental Site Assessment of the land prepared by an engineer acceptable to the Lender, which report shall be certified to the Lender and shall otherwise be acceptable to the Lender in form and content.

(7) Flood Hazard. Evidence that no part of the Property is located in a special flood hazard area.

(8) Public Utilities. Evidence to the effect that sanitary sewer, water, electric, gas, telephone and other public utilities are available and adequate to serve the Property.

(9) Licenses and Permits. Copies of all licenses and permits in connection with the Property, including without limitation licenses, permits, proffers and other conditions to final subdivision and site plan approval.

(10) Consultant’s Review. Satisfactory review and analysis by the Lender’s construction consultant of the Construction plans, documents and budgets.

(11) PUD Order. If applicable, receipt and satisfactory review and analysis by the Lender and its counsel of a Planned Unit Development Order constituting approval of development of the Property and evidence that the Order remains in full force and effect.

(12) Zoning. Receipt by the Lender of a zoning endorsement to the Title Policy acceptable to the Lender or such other written evidence as is acceptable to the Lender that the Property is zoned consistent with the uses contemplated beyond any possibility of appeal and can be developed as proposed as a matter of right, and to the effect, further, that there are no pending proceedings, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Property or any part thereof.

(h) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below).

(i) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of closing of the Loan.

(j) Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to the Lender and its counsel and all legal matters incident to this Agreement must be satisfactory to Lender’s counsel.

(k) Identification. As required by federal regulation, closing the Loan is contingent upon satisfactory verification of identity of the signatories and verification that none of the Borrower or the Guarantor or any signers is restricted from conducting business in the United States.

3.2 Conditions Precedent to Advances. In addition to any other conditions stated in this Agreement, the following conditions related to Construction of Units must be satisfied prior to any disbursements under the Loan and all of the following matters shall have been approved by the Lender.

(a) Permits. Copies of any and all building and similar permits required in connection with the Construction for each portion of the Property upon which a Unit is to be constructed, together with such evidence as the Lender may require to the effect that all fees for such permits have been paid. Satisfactory evidence shall be submitted to the Lender that all governmental approvals necessary for the Construction have been obtained. The Lender shall also receive satisfactory evidence that all applicable safety, ecological and environmental laws and any other codes or regulations affecting the Construction and/or proposed use of the Property have been complied with.

(b) Intentionally Deleted.

(c) Plans and Specifications. Two (2) sets of complete copies of the final Plans and Specifications for the Construction, which Plans and Specifications shall be satisfactory to the Lender in all respects. The Lender’s review of the Plans and Specifications is solely for the benefit of the Lender, and the Lender’s approval thereof shall not be deemed in any respect to be a representation or warranty, expressed or implied, that the Construction will be sound, have a value of any particular magnitude or otherwise satisfy a particular standard. Prior to any advances for hard costs, the Borrower shall furnish the Lender with copies of the District-approved stamped Plans, together with such evidence as the Lender may require to the effect that such Plans and Specifications have been approved by all governmental and quasi-governmental authorities having or claiming jurisdiction, and together with a final Construction Budget which must be satisfactory to the Lender in its discretion.

(d) Trade Payment Breakdown. A breakdown of total development costs, which shall include a draw schedule (the “Construction Budget”) containing reasonable details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the Construction, and a projected schedule for the progress of the Construction in each Phase, all in such form and containing such details as the Lender shall require. The parties shall have agreed on the Unit Costs Budget and have attached the approved Unit Costs Budget to this Agreement as Exhibit B. Any change orders shall be subject to the Lender’s prior approval. No hard costs shall be advanced under the Loan until such time as the Construction Budget has been approved by the Lender in its sole discretion. The Borrower may, from time to time, request reallocation of amounts in the Construction Budget based upon such reasonable supporting documentation justifying such reallocation as may be approved by the Lender; any such reallocation shall be subject to the Lender’s approval in its sole discretion.

(e) Construction Schedule. A projected Schedule (“Construction Schedule”) for the progress of Construction of Units and a projection of cash flow, each in such form and containing such details as the Lender shall require. The Borrower shall be required to diligently pursue and proceed with Construction of Units in accordance with the Construction Schedule to completion. Failure of the Borrower to meet the requirements of the Construction Schedule shall constitute an Event of Default under this Agreement.

(f) General Contractor. All contracts for Construction of Units shall be subject to the Lender’s approval. The Construction contract shall be assigned to the Lender effective on a default under any of the Loan Documents. The general contractor shall consent to such assignment and agree, in the event of any such default, to continue performance of the contract for the Lender, if the Lender so requests. Comstock Homes of Washington, L.C., an affiliate of the Borrower, is hereby approved as the general contractor for Construction of Units. Prior to any advances for Construction costs for any Unit, the Borrower shall furnish the Lender with a copy of the contractor’s license for that portion of the Construction. The Borrower shall also furnish the Lender with copies of licenses for all major subcontractors.

(g) Architect’s and Engineer’s Certificate. The architect and the engineer for the Construction shall be subject to the Lender’s approval. In addition, the contracts with the architect and the engineer shall be subject to the Lender’s approval. A certificate from the architect and/or project engineer will be required to the effect that the Construction of the Units being built, if completed in accordance with the Plans and Specifications, will comply with all federal, state, District and local laws, statutes, ordinances, codes, regulations, rules or other laws applicable to the Construction of the applicable Unit (“Applicable Laws”). Prior to any advances for Construction costs, the Borrower shall furnish the Lender with a copy of the engineer’s license and the architect’s license.

(h) Lender’s Construction Consultant. The Plans and Specifications, Construction Budget, Construction Schedule and any and all other Construction documents requested by the Lender and/or its Construction consultant (the “Lender’s Inspector”), shall be subject to approval by the Lender and the Lender’s Inspector. All draw requests shall be submitted to the Lender and the Lender’s Inspector for review and approval. The Borrower shall be responsible for payment of all of the Lender’s Inspector’s fees.

3.3 Provisions Governing Disbursements. Disbursements of the Loan shall be governed by the following provisions:

(a) Construction of all Units shall be performed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, codes, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction. Construction of Units shall be completed in a manner so as not to encroach upon any easement or right-of-way, or upon the land of others. Construction of each Unit shall be wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior declarations, covenants, conditions, restrictions and zoning ordinances and regulations.

(b) The Borrower shall have submitted to the Lender and the Lender’s Inspector such information as may be requested by the Lender or the Lender’s Inspector to verify the Construction costs which are to be incurred in connection with Construction. The Lender shall not be obligated to authorize disbursement of Loan proceeds with respect to Construction of any Unit for an amount in excess of the Construction costs to be incurred in connection therewith as verified by the Lender or the Lender’s Inspector pursuant to the provisions of the preceding sentence. The funding of each draw request is subject to an inspection and approval by the Lender’s Inspector.

(c) Loan proceeds will be advanced in installments as the Construction progresses in accordance with the terms of this Agreement to finance the Construction of Units in accordance with the Plans and Specifications, but no more often than once monthly, provided that the Lender is satisfied that the amounts available under the Loan will be sufficient to complete the work and pay or provide for all reasonably anticipated Construction costs through the required Construction completion date under the Construction Schedule. In the event the Lender determines that the amounts available under the Loan, together with any additional cash provided by the Borrower to the Lender, if any, is insufficient to complete the Construction in such manner as the Lender may require, the Borrower shall provide such funds necessary to complete Construction. Advances shall be subject to withholding of retainage in the amount of ten percent (10%) of direct Construction costs approved by the Lender or the Lender’s Inspector, and at the Lender’s discretion of labor and materials brought into the Construction site and eligible for payment on a trade payable basis.

(d) Each advance shall be conditioned upon the Lender’s receipt of (i) written certification by parties approved by the Lender that the work which is the basis of the requested advance was completed in accordance with the approved Plans and Specifications and within the cost estimates approved by the Lender (or such adjustments of cost estimates of line items as shall be required and approved by the Lender, provided that sufficient funds to complete the Construction will be available under such adjusted estimates), to the satisfaction of the Lender, and (ii) that at that time all necessary certificates required to be obtained from any board, agency or department (government or otherwise) have been obtained. All documents required to be submitted to the Lender as a condition of each disbursement shall be on standard AIA forms and shall be furnished to the Lender at the Lender’s address set forth in this Agreement. The Lender shall have at least ten (10) business days after receipt of the foregoing documentation prior to funding an approved advance.

(e) At such time as the footings for the foundation of each “Stick” (hereinafter defined) have been installed, the Lender shall have received a “wall check” or “foundation” survey of that stick that meets the Lender’s survey requirements and that shows that (i) all new construction is within the boundary lines of the applicable Townhouse Lot and is in compliance with all applicable setback, location and area requirements of all applicable governmental approvals, and (ii) there is no change in condition which could adversely affect the applicable Unit. For purposes of this Agreement, a “Stick” means a building containing contiguous townhouse Units constructed on a single, shared foundation.

(f) The Lender shall have received a notice of title continuation or an endorsement to the title insurance policy with respect to the Property theretofore delivered to the Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(g) Before making any advance of Loan proceeds, the Lender may require the Borrower to obtain from any contractor or materialmen it may engage in connection with the Construction of any Unit, acknowledgements of payment and releases of liens and rights to claim liens, if applicable, down to the date of the last preceding advance and concurrently with the final advance. All such acknowledgements and releases shall be in form and substance satisfactory to the Lender.

(h) No advances will be made for building materials or furnishings that have not yet been incorporated into the Unit(s) (“Stored Materials”) unless (a) the Borrower has good title to the Stored Materials and has furnished satisfactory evidence of such title to the Lender, (b) the Stored Materials are components in a form ready for incorporation into the applicable Unit(s) and will be so incorporated within a period of forty-five (45) days from the date of the advance for the Stored Materials, (c) the Stored Materials are in the Borrower’s possession and are satisfactorily stored on the Property or at such other location as the Lender may approve, in each case with adequate safeguards to prevent commingling with materials for other projects, (d) the Stored Materials are protected and insured against loss, theft and damage in a manner and amount satisfactory to the Lender and the Lender has received Certificates of Insurance reflecting Borrower as an additional insured and owner of the Stored Materials, (e) the Stored Materials have been paid for in full or will be paid for in full from the funds to be advanced, (f) the Lender has or will have upon the payment for the Stored Materials from the advanced funds a perfected, first priority security interest in the Stored Materials, (g) all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (h) following the advance for the Stored Materials, the aggregate amount of advances for Stored Materials that have not yet been incorporated into the Construction will not exceed Ten Thousand Dollars ($10,000.00) per Unit that is then under Construction.

(i) The Lender shall not be obligated to make the final advance of Loan proceeds hereunder with respect to any Unit, which shall include the retainage described above, unless (i) the Lender’s Inspector has certified to the Lender on standard AIA forms that the work is complete (except for punch list items which the Lender may approve and for which Lender may retain 150% of the cost of correction) in accordance with the Plans and Specifications; (ii) the Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association, or office having or claiming jurisdiction; (iii) that completion of Construction of the Unit has occurred free and clear of all mechanics’ or materialmen’s liens and any bills or claims for labor, materials and services; (iv) certificates from the Borrower’s architect, engineer and/or contractor, and, if required, from the Lender’s Inspector, certifying that Construction of the Unit has been completed in accordance with, and as completed comply with, the Plans and Specifications and all laws and governmental requirements; and (v) a certificate of occupancy or residential use permit shall have been validly issued by the District of Columbia to allow lawful residential occupancy of the completed Unit. All fees and costs of the Lender’s Inspector shall be paid by the Borrower.

(j) The Lender shall not be obligated to make any advances of Loan proceeds hereunder unless, in the reasonable judgment of the Lender, all work completed at the time of the application for advance has been performed in a good and workmanlike manner, and all materials and fixtures usually furnished and installed at that stage of the development have been furnished and installed, and no default which has not been cured has occurred under this Agreement or any of the documents evidencing, securing or guaranteeing the Loan.

(k) During default after expiration of any applicable cure period hereunder, the Lender, at its option, may make any and all advances, or any part thereof, directly to the general contractor or subcontractors against requisitions for payment under the general contractor’s contract or the respective contracts or subcontracts, as the case may be; the execution of this Agreement by the Borrower shall and does constitute an irrevocable direction and authorization to so advance funds, and such funds shall be added to the principal balance of the Loan, shall bear interest as set forth in the Note and shall be secured by the Deed of Trust. All payments made pursuant to the foregoing shall be made within the scope of the respective contracts.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to extend credit to the Borrower, the Borrower makes the following representations and warranties as to itself:

4.1 Organization. The Borrower and each entity comprising the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required.

4.2 Execution and Delivery. The Borrower has the power, and has taken all of the necessary actions, to execute and deliver and perform its obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of each such entity enforceable in accordance with their respective terms.

4.3 Power. Each of the Borrower has the power and authority to own its properties and to carry on its business as now being conducted.

4.4 Financial Statements. All financial statements and information delivered to the Lender are correct and complete in all material respects and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of the Borrower as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower has occurred.

4.5 Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Borrower, or that may result in any material liability on the part of the Borrower that would materially and adversely affect the ability of the Borrower to perform its and/or their obligations under the Loan Documents, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.

4.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under, the organizational documents of the Borrower, or any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.

4.8 No Defaults. To the best of the Borrower’s knowledge, the Borrower is not in default with respect to any debt, direct or indirect, upon or as to which the Borrower has any liability or obligation.

4.9 Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

4.10 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency, are necessary for the execution, delivery or performance of the Loan Documents by the Borrower.

4.11 Title to Assets. The Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.

4.12 Use of Proceeds. The proceeds of the Loan shall be used only for the purposes described in this Agreement. The proceeds of the Loan shall not be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

SECTION FIVE

COVENANTS OF BORROWER

In consideration of credit extended or to be extended by the Lender, the Borrower covenants and agrees as follows:

5.1 Financial Information. The Borrower shall deliver to the Lender each year within ninety (90) days after the close of its fiscal year, financial statements prepared in accordance with standard accounting principles consistently applied, certified as true and correct by an officer of each such entity; and (ii) each year within thirty (30) days after filing, a copy of each such entity’s federal income tax return and all schedules thereto, provided that in the event of such extension such entity shall provide the Lender with a copy of the federal income tax return and all schedules thereto within thirty (30) days of the filing of same with the Internal Revenue Services, and (iii) promptly upon the Lender’s request, such financial and other information as the Lender reasonably may require from time to time. All financial statements shall be in such reasonable detail and shall be accompanied by such certificates of the Borrower as may reasonably be required by the Lender.

5.2 Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and upon the Borrower’s properties, assets, income or franchises, that are due and payable, have been paid.

5.3 Compliance with Laws. The Borrower shall comply with all applicable laws and regulations including, without limitation, ERISA.

5.4 Maintain Existence. The Borrower shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear excepted), maintain adequate insurance for all of its properties with financially sound and reputable insurers. The Borrower shall remain in the same line of business as it is on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of the Lender.

5.5 Notices. As soon as it has actual knowledge, the Borrower shall notify the Lender of the institution or threat of any material litigation or condemnation or administrative proceeding of any nature involving the Borrower.

5.6 Books and Records. The Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 1886 Metro Center Drive, 4th Floor, Reston, VA 10190. The Borrower shall not remove such books of account and records without giving the Lender at least thirty (30) days prior written notice. The Borrower, upon reasonable notice from the Lender, shall permit the Lender, or any officer, employee or agent designated by the Lender, to examine the books of account and records maintained by the Borrower, and agree that the Lender or such officer, employee or agent may audit and verify the books and records. The Borrower shall reimburse the Lender for any reasonable expenses incurred by the Lender in connection with any such audits. All accounting records and financial reports furnished to the Lender by the Borrower pursuant to this Agreement shall be maintained and prepared in accordance with GAAP.

5.7 Liens. The Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor or under a conditional sale contract or the lessor under a capitalized lease (collectively, (“Liens”) of any kind or nature in or upon any of the asset of the Borrower except:

(a)	Liens created or deposits made that are incidental to the conduct of the business of the Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by the Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business; and

(b)	Liens securing the Indebtedness.

5.8 Debt. Without the prior written consent of the Lender, the Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (a) trade debt incurred in the ordinary course of business, and (b) the Indebtedness.

5.9 Contingent Liabilities. Without the prior written consent of the Lender, Borrower shall not guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

5.10 Sale of Assets. Without the prior written consent of the Lender, the Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (a) sales in the ordinary course of business including sales of Units as approved by the Lender from time to time, (b) the disposition of assets that are no longer needed or useful in its business, and (c) assets which have been removed and replaced.

5.11 Mergers and Acquisitions. Without the prior written consent of the Lender, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person.

5.12 Loans and Advances. Without the prior written consent of the Lender, the Borrower shall not make any loan or advance to any affiliate, director, member, manager, officer or employee of the Borrower, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arms-length transaction.

5.13 Subsidiaries and Joint Ventures. Without the prior written consent of the Lender, the Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If the Lender grants its consent to the formation or acquisition of a subsidiary Borrower, such entity shall cause each subsidiary to perform and observe all of the covenants contained in this Agreement and the other Loan Documents.

5.14 Affiliates. Without the prior written consent of the Lender, the Borrower shall not engage in business with any of its affiliates except in the ordinary course of business and on terms that are no less favorable to the Borrower than would apply in an arm’s length transaction.

5.15 Organization; Control and Management; Transfers. Until such time as the Loan is fully repaid, there shall be no Transfer (hereinafter defined) of any interest in the Borrower, nor any change in the Control (hereinafter defined) or management of either the Borrower, nor any Transfer of the Property except for sales of Units in accordance with the terms of the Loan Documents, without the Lender’s prior written consent. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by” and “controlling” shall have the respective correlative meanings thereto.

5.16 Marijuana Prohibition. The Borrower shall not cause, permit or suffer any portion of the Property to be used or occupied in connection with the possession, sale or distribution of marijuana or products containing marijuana.

SECTION SIX

DEFAULT AND REMEDIES

6.1 Default. Each of the following shall constitute an “Event of Default” under this Agreement if not cured within the timeframes provided herein:

(a) Failure to Pay. If: (i) the Borrower shall fail to pay any monthly payment required under the Note (“Monthly Payments”) when due thereunder, or (ii) the Borrower shall fail to pay any amount (other than the Monthly Payments) as an when due under any of the Loan Documents;

(b) Failure to Give Notices. If the Borrower fails to give the Lender any notice required by Section 5.5 of this Agreement within thirty (30) days after it has actual knowledge of the event giving rise to the obligation to give such notice.

(c) Failure to Permit Inspections. If the Borrower refuses to permit the Lender to inspect its books and records in accordance with the provisions of Section 5.6 or failure to permit the Lender to inspect the Property upon reasonable advance notice.

(d) Failure to Observe Covenants. If the Borrower fails to perform or observe any term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to the Borrower by the Lender; provided, however, if such default is not in the payment of any sum due to the Lender hereunder, or was not the subject of an Event of Default for which notice was previously provided, and provided the Borrower is diligently pursuing the cure of such default , then the Borrower shall have an additional sixty (60) days within which to cure such default prior to the Lender exercising any right or remedy available hereunder, or at law or in equity.

(e) Defaults Under Loan Documents. If an Event of Default shall occur under the Note or any other Loan Document and shall not be cured within any applicable grace period.

(f) Breach of Representation. Discovery by the Lender that any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or in any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by the Borrower or Guarantor or any member, manager, officer, agent, employee or director of the Borrower or Guarantor, was materially untrue when made or deemed to be made.

(g) Voluntary Bankruptcy. If the Borrower or Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or Guarantor or any substantial part of the property of the Borrower or Guarantor, or commences any proceeding relating to the Borrower or Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed.

(h) Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of the Borrower or Guarantor of any trustee, receiver or liquidator of any Borrower or all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated.

(i) Intentionally Deleted.

(j) Material Adverse Change. A material adverse change occurs in the financial or business condition of the Borrower or Guarantor (and, as to Guarantor, as material adverse change is defined in the Guaranty).

(k) Judgment. If a judgment, attachment, garnishment or other process is entered against the Borrower or Guarantor and is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure).

(l) Dissolution. The dissolution, liquidation or termination of existence of the Borrower or the Guarantor unless a substitute guarantor, satisfactory to the Lender in its sole and absolute discretion, assumes all liability under the Guaranty and Environmental Indemnity and executes any documents which the Lender may reasonably require to implement such substitution, within sixty (60) days after event of dissolution, liquidation or termination of existence.

(m) Death of Individual Guarantor. The death of Individual Guarantor (or any other individual Guarantor) and the failure of Borrower to provide a substitute guarantor acceptable to the Lender in all respects in its sole discretion within ninety (90) days after the date of death of such deceased Guarantor.

(n) Change in Management/Control. A change in the management of or controlling interest in the Borrower or Entity Guarantor without the prior written consent of the Lender, which consent will not be unreasonably withheld, delayed or conditioned.

6.2 Remedies. Upon the occurrence of an Event of Default (it being understood that an Event of Default shall not be deemed to have occurred until the expiration of any applicable notice and/or cure periods), (a) the Lender, at its option, by written notice to the Borrower, may declare all Indebtedness to the Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) the Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. The Borrower agrees to pay all costs and expenses incurred by the Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, attorneys’ fees. No failure or delay by the Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

6.3 Borrower to Pay Fees and Charges. The Borrower shall pay all fees and charges incurred in the procuring, making and enforcement of the Loan, including without limitation the reasonable fees and disbursements of Lender’s attorneys, charges for appraisals, the fee of Lender’s inspector and construction consultant, fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps, loan extension fees, if any, and the Lender’s fees for the Loan.

SECTION SEVEN

GENERAL PROVISIONS

7.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under GAAP applied on a consistent basis. The term “person” shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

7.2 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), or sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, MD 20814

Attn: Kenneth L. Gray, Senior Vice President

With a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, N.W., Suite 600

Washington, D.C. 20015

Attn: Leonard A. Sloan, Esq.

If to the Borrower, to:

Comstock Sixth Street, LLC

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Christopher Clemente

With a copy to:

Comstock Sixth Street, LLC

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

7.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that the Borrower may not assign or transfer its rights under this Agreement.

7.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between the Lender and the Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.

7.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of the Borrower under this Agreement and the other Loan Documents are indefeasibly satisfied.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles.

7.7 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.8 Participations. The Lender shall have the right to sell all or any part of its rights under the Loan Documents, and the Borrower authorizes the Lender to disclose to any prospective participant in the Loan any and all financial and other information in the Lender’s possession concerning the Borrower or the collateral for the Loan.

7.9 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

7.10 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LENDER AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

7.11 Waiver. The rights of the Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require the Lender to give any subsequent waivers.

7.12 Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

7.13 No Setoffs. With respect to a monetary default claimed by the Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that the Borrower has or may have against the Lender (other than the defenses of payment, the Lender’s gross negligence or willful misconduct) shall be available against the Lender in any action, suit or proceeding brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any such rights or claims against the Lender, but any recovery upon any such rights or claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

7.14 No Merger. The Borrower and the Lender expressly agree that the Borrower’s agreement and obligation to pay the Lender’s reasonable attorneys’ fees and costs, and all other litigation expenses, shall not be merged into any judgment obtained by the Lender, but shall survive the same and shall not be extinguished by any monetary judgment. It is the express intent of the parties hereto that all post-judgment collection fees and expenses (including reasonable attorneys’ fees and costs) shall survive entry of a final judgment and shall be collectible by the Lender against the Borrower from time to time following entry of any final judgment obtained by the Lender against the Borrower.

7.15. Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to be complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose with the production of the other counterparts thereof.

7.16 Consent to Jurisdiction. The Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia or the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement, the Note or any other Loan Documents. The undersigned irrevocably waives, to the fullest extent permitted by law, any objection that the undersigned may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the undersigned is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable law.

7.17 Service of Process. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in the Commonwealth of Virginia or the State of Maryland in connection with the Loan by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth in the Notices section of this Agreement and (ii) serving a copy thereof upon the Borrower’s registered agent for service of process. The undersigned irrevocably agrees that such service shall be deemed to be service of process upon the undersigned in any such suit, action or proceeding. Nothing in this Agreement shall affect the right of the Lender otherwise to bring proceedings against the undersigned in the courts of any jurisdiction or jurisdictions.

7.18 Exhibits. All exhibits referred to herein as attached hereto are incorporated in full by reference as though fully set forth in this Agreement. The Exhibits are:

Exhibit A:       Legal Description of the Property

Exhibit B:       Construction Budget

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written.

WITNESS:	BORROWER:

COMSTOCK SIXTH STREET, LLC, a Virginia limited liability company

	By:	Comstock Holding Companies, Inc., Manager

Print Name: ________________

By:
Christopher D. Clemente, Manager

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF             , ss:

I,             , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., which is the Manager of Comstock Sixth Street, LLC, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Sixth Street, LLC.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 15th day of February, 2017.

[SEAL]	Notary Public

My Commission expires: _____________.

Notary Registration No. ________________.

Witness:

EAGLEBANK

Print Name:

By:
Kenneth L. Gray
Senior Vice President

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF             , ss:

I,             , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Kenneth L. Gray personally appeared before me in said jurisdiction and acknowledged that he is a Senior Vice President of EAGLEBANK; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said Bank; and that he signed his name thereon by like order.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this             day of February, 2017.

Notary Public

[SEAL]	My Commission expires: _____________.

Notary Registration No. ______________.